Exhibit 10.1
EXECUTION VERSION

FIRST AMENDMENT, dated as of November 28, 2017 (this “Agreement”), to the Credit Agreement dated as of May 22, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among Blucora, Inc. (the “Borrower”), the guarantors from time to time party thereto, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).
A.Pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested to incur Refinancing Term Loans (as defined below) to refinance in full all Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term Loans”) with the proceeds of the Refinancing Term Loans, and which Refinancing Term Loans shall have the same terms (other than to the extent expressly provided in this Agreement) under the Loan Documents as the Existing Term Loans.
B.    The person set forth on Schedule I hereto (the “Refinancing Term Loan Lender”) will be deemed to have irrevocably agreed and consented to the terms of this Agreement and will commit to make the Refinancing Term Loans (the “Refinancing Term Loans”) to the Borrower under the Credit Agreement on the First Amendment Closing Date (as defined below) in the amount set forth opposite such Refinancing Term Loan Lender’s name on Schedule I hereto.
C.    The net proceeds of the Refinancing Term Loans will be used to refinance in full all Existing Term Loans, on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.     Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be a “Refinancing Amendment” for all purposes of the Credit Agreement and shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The Refinancing Term Loan Lender shall, upon the effectiveness of this Agreement in accordance with Section 5 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 2.     Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:
(a)     Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:
“Existing Term Loans” has the meaning specified in the First Amendment.

“First Amendment” means the First Amendment, dated as of November 28, 2017, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lender party thereto.
“First Amendment Closing Date” means November 28, 2017.
“November 2017 Refinancing Term Loans” means the “Refinancing Term Loans” specified in the First Amendment.
(b)     Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Applicable Margin” in its entirety to read as follows:
“(a) with respect to Initial Term Loans, (i) for Eurodollar Rate Loans, 3.00% and (ii) for ABR Loans, 2.00% and”.
(c)     The definition of “Initial Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the reference to “Schedule 1.01 under the caption ‘Initial Term Commitment’” with “Schedule I to the First Amendment under the caption ‘Refinancing Term Loans’” and (ii) replacing the last sentence of such definition in its entirety with the following:
“The aggregate amount of the Initial Term Commitments on the First Amendment Closing Date is $350,000,000 million.”
(d)     Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Initial Term Loans” in its entirety to read as follows:
“Initial Term Loans” means (i) prior to the First Amendment Closing Date, the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(a) on the Closing Date and (ii) on and after the First Amendment Closing Date, the November 2017 Refinancing Term Loans made on the First Amendment Closing Date.
(e)     Section 1.01 of the Credit Agreement is hereby amended by inserting “(including, for the avoidance of doubt, the First Amendment)” after “any amendment or joinder to this Agreement” in the definition of “Loan Documents.”
(f)     Section 2.01(a) of the Credit Agreement is hereby amended by inserting “or, in the case of the November 2017 Refinancing Term Loans, on the First Amendment Closing Date” after “Closing Date” in such clause.
(g)     Section 2.05(a) of the Credit Agreement is hereby amended by replacing “Closing Date” with “First Amendment Closing Date” in clause (ii) of such section.
(h)     Section 2.05(b) of the Credit Agreement is hereby amended by replacing “Closing Date” with “First Amendment Closing Date” in the final sentence of clause (iii) of such section.

(i)     Section 2.06(b) of the Credit Agreement is hereby amended by inserting “or, in the case of the November 2017 Refinancing Term Loans, on the First Amendment Closing Date” after “Closing Date” in the first sentence thereof.
(j)     Section 2.07(a) of the Credit Agreement is hereby replaced in its entirety as follows:
“(a) Term Loans. Commencing with the first full quarter ending after the First Amendment Closing Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders, on the last Business Day of each March, June, September and December, an amount equal to 0.25% of the aggregate principal amount of the November 2017 Refinancing Term Loans outstanding on the First Amendment Closing Date (which payments shall be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Section 2.05), with the remaining principal amount of the November 2017 Refinancing Term Loans then outstanding due and payable in full on the Maturity Date.”
(k)     Section 2.15(b) is hereby amended by (1) inserting “(i)” after “amount that is” and (2) inserting “, or (ii) equal to the entire aggregate principal amount then outstanding of the Class of Loans being refinanced with such Credit Agreement Refinancing Indebtedness (plus accrued interest, fees, expenses and premium)” after “in excess thereof”.
(l)     Section 5.11(a) of the Credit Agreement is hereby amended by inserting “made on the Closing Date” before “will be used on the Closing Date as follows”.
(m)     Section 5.11 of the Credit Agreement is hereby amended by adding the following clause (c) to the end of such section:
“(c) The proceeds of the November 2017 Refinancing Term Loans incurred on the First Amendment Closing Date shall be used to refinance in full all Existing Term Loans, on the terms and subject to the conditions set forth in the First Amendment.”
(n)     Section 6.16(a) of the Credit Agreement is hereby amended by inserting “made on the Closing Date” before “on the Closing Date as follows”.
(o)     Section 6.16 of the Credit Agreement is hereby amended by adding the following clause (d) to the end of such section:
“(d) The Borrower shall use the proceeds of the November 2017 Refinancing Term Loans incurred on the First Amendment Closing Date to refinance in full all Existing Term Loans, on the terms and subject to the conditions set forth in the First Amendment.”
SECTION 3.     Refinancing Term Loans; Administrative Agent Authorization.

(a)     Refinancing Term Loan Lender. On the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, the Refinancing Term Loan Lender (A) irrevocably agrees to the terms of this Agreement and (B) irrevocably commits to make, upon the First Amendment Closing Date, Refinancing Term Loans in the amount set forth opposite its name on Schedule I hereto. From and after the First Amendment Closing Date, the Refinancing Term Loan Lender shall be a “Lender”, a “Term Lender” and an “Additional Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents.
(b)     Refinancing Term Loans.
(i)     As of the First Amendment Closing Date, the Refinancing Term Loans shall be “Loans”, “Initial Term Loans”, “Term Loans”, “Refinancing Term Loans” and “Replacement Term Loans” under, and for all purposes of, the Credit Agreement and the other Loan Documents. The Refinancing Term Loans shall have the same terms as the Existing Term Loans outstanding immediately prior to the First Amendment Closing Date, other than to the extent expressly provided in this Agreement. Without limiting the foregoing, the Refinancing Term Loans shall have the same maturity date as the Existing Term Loans outstanding immediately prior to the First Amendment Closing Date. Upon the First Amendment Closing Date, all of the Refinancing Term Loans shall be treated as part of the same Class for all purposes of the Credit Agreement and the other Loan Documents.
(ii)     On the First Amendment Closing Date, the proceeds of the Refinancing Term Loans shall be applied to refinance in full the Existing Term Loans, on the terms and subject to the conditions set forth herein. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the Refinancing Term Loans shall not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the First Amendment Closing Date.
(iii)     The Borrower and the Administrative Agent hereby consent to any assignments made by the Refinancing Term Loan Lender or any affiliate thereof to the Persons included in the list of allocations separately provided to the Borrower and the Administrative Agent (or any Approved Funds or Affiliate of such Persons) in connection with the primary syndication of the Refinancing Term Loans.
SECTION 4.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, as of the First Amendment Closing Date:
(a)     the Borrower has the organizational power and authority, and the legal right, to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Credit Agreement and the other Loan Documents;
(b)     the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement;

(c)     this Agreement has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by general principles of good faith and fair dealing; and
(d)     each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the First Amendment Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (it being understood and agreed that, for purposes of this clause (d), the references in Sections 5.10(a), 5.14 and 5.16 of the Credit Agreement to “the Closing Date” shall be deemed to refer instead to “the First Amendment Closing Date” and the reference in Section 5.16 to “the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions” shall be deemed to refer to “the transactions to be consummated on the First Amendment Closing Date”).
SECTION 5.     Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date (the “First Amendment Closing Date”) on which the following conditions precedent are satisfied or waived:
(a)     (i) the aggregate principal amount of the Refinancing Term Loans shall be equal to the aggregate principal amount of the Existing Term Loans outstanding on the First Amendment Closing Date and (ii) the Borrower shall have, concurrently with the making of the Refinancing Term Loans, paid all accrued and unpaid interest and other amounts in respect of the aggregate principal amount of the Existing Term Loans;
(b)     the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) the Borrower, (2) the Administrative Agent and (3) the Refinancing Term Loan Lender;
(c)     all fees and expenses in connection with this Agreement or under any other Loan Document or other agreement with the Borrower relating to the transactions contemplated hereby (including reasonable and documented out-of-pocket legal fees and expenses required to be paid by the Borrower pursuant to Section 10.04 of the Credit Agreement) payable by the Borrower on or before the First Amendment Closing Date shall have been paid to the extent then due;
(d)     the Administrative Agent shall have received a duly executed officer’s certificate of the Borrower certifying, as of the First Amendment Closing Date, that (A) each of the representations and warranties set forth in Section 4 above are true and correct on and as of the First Amendment Closing Date and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to this Agreement and the transactions contemplated hereby;
(e)     the Administrative Agent shall have received the following:
(i)     a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the First Amendment Closing Date, certifying that such Loan Party is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and
(ii)     a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party, dated the First Amendment Closing Date and certifying (1) (x) that attached thereto is a true and complete copy of the by-laws or operating agreement of such Loan Party as in effect on the First Amendment Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below or (y) that the by-laws or operating agreement of such Loan Party provided in the certificate delivered on the Closing Date are still in effect, (2) (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, in the case of the Borrower, and any Loan Documents to which each such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect or (y) that the resolutions adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party in connection with the entry into the Credit Agreement on the Closing Date have not been modified, rescinded or amended and are in full force and effect, and (3) (x) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party or (y) that the incumbency and specimen signature of each officer executing this Agreement provided on the Closing Date have not changed;
(f)     the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit D to the Credit Agreement executed by the president and chief executive officer of the Borrower with respect to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this Agreement and the transactions contemplated hereby;
(g)     the Administrative Agent shall have received, on behalf of itself and the Lenders and each Issuing Bank, an opinion of (i) Perkins Coie LLP, as counsel to the Loan Parties and (ii) Shuttleworth & Ingersoll, P.L.C. as special Iowa counsel to TaxACT, Inc., (iii) Locke Lord LLP, as Massachusetts counsel to the Loan Parties and (iv) Karell Dyre Haney PLLP, as Montana counsel to the Loan Parties, in each case, dated the First Amendment Closing Date and addressed to the Administrative Agent and each Lender and in form and substance consistent with the opinions delivered by such counsel on the Closing Date, taking into account the nature of this Agreement and the transactions contemplated hereby;

(h)     the Administrative Agent shall have received a notice of prepayment with respect to the Existing Term Loans from the Borrower pursuant to Section 2.05(a); and
(i)     the Administrative Agent shall have received a Committed Loan Notice with respect to the Refinancing Term Loans from the Borrower pursuant to Section 2.02 of the Credit Agreement.
SECTION 6.     Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under, the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing herein can or may be construed as a novation of the Credit Agreement or any other Loan Document. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the First Amendment Closing Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.
SECTION 7.     Reaffirmation. Each of the Borrower and each Guarantor identified on the signature pages hereto (collectively, the Borrower and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the Refinancing Term Loans), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Refinancing Term Loan Lender). Each of the Reaffirming Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party.
SECTION 8.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
SECTION 9.     Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.     Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 10.15 and 10.16 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLUCORA, INC., as Borrower
by
/s/ John S. Clendening
Name: John S. Clendening
Title: President and CEO

[Signature Page to the First Amendment to Credit Agreement]

GUARANTORS

TAXACT HOLDINGS, INC.
By	/s/ John S. Clendening
Name: John S. Clendening
Title: CEO

TAXACT, INC.
By	/s/ John S. Clendening
Name: John S. Clendening
Title: CEO

PROJECT BASEBALL SUB, INC.
By	/s/ John S. Clendening
Name: John S. Clendening
Title: CEO

H.D. VEST, INC.
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: CEO

HDV HOLDINGS, INC.
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: President

[Signature Page to the First Amendment to the Credit Agreement]

H.D. VEST ADVISORY SERVICES, INC.
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: CEO

H.D. VEST INSURANCE AGENCY, L.L.C.
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: CEO

H.D. VEST INSURANCE AGENCY, LIMITED LIABILITY COMPANY
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: CEO

H.D. VEST INSURANCE AGENCY, LLC
By	/s/ Robert D. Oros
Name: Robert D. Oros
Title: CEO

[Signature Page to the First Amendment to the Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Refinancing Term Loan Lender
by	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

by	/s/ Shyam Kapadia
Name: Shyam Kapadia
Title: Authorized Signatory

[Signature Page to the First Amendment to the Credit Agreement]

SCHEDULE I
to the First Amendment

Refinancing Term Loans

Refinancing Term Loan Lender	Refinancing Term Loans
Credit Suisse AG, Cayman Islands Branch	$350,000,000
Total	$350,000,000